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11. Statement re computation of per share earnings

                                                             Second Quarter Ended                     Six Months Ended
                                                                   March 31,                              March 31,
                                                           1999                1998               1999               1998
                                                           ----                ----               ----               ----
Net income in thousands                                    $1,984                $779             $5,767             $1,875

Weighted average shares outstanding
                                                        7,504,111           7,798,498          7,664,545          7,741,379
Assumed exercise of stock options,
weighted average of incremental shares
                                                          171,723             184,398            141,219            235,518
Assumed purchase of stock under stock
purchase plan, weighted average
                                                           19,488              24,668             13,760             38,430
                                                        ---------           ---------          ---------          ---------
Diluted shares - adjusted weighted-average
shares and assumed conversions                          7,695,322           8,007,564          7,819,524          8,015,327
                                                        =========           =========          =========          =========

Basic earning per share                                    $  .26              $  .10             $  .75             $  .24
                                                           ======              ======             ======             ======

Diluted earnings per share                                 $  .26              $  .10             $  .74             $  .23
                                                           ======              ======             ======             ======